                                   EXHIBIT 22


Subsidiaries
------------
                                                                                             Percentage
                                                                                             ----------
         Name                                                                                Owned
         ----                                                                                -----
         Interplanner.Com, Inc.,
          (a Florida corporation)                                                              100%

         Tech Capital, Inc.
          (a Florida corporation)                                                              100%

         Tech Investments, Inc.
          (a Florida corporation)                                                              100%